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                                                                 EXHIBIT 10.11



[UNION BANK OF CALIFORNIA LOGO]


                                 FIRST AMENDMENT
                           TO TRADE FINANCE AGREEMENT


THIS FIRST AMENDMENT TO TRADE FINANCE AGREEMENT (this "First Amendment") dated as of March 22, 1999, is made and entered into by and between T.HQ INTERNATIONAL, LTD., a corporation organized and existing under the laws of the United Kingdom ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").


                                    RECITALS:

A. Borrower and Bank are parties to that certain Trade Finance Agreement dated as of December 4, 1998 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

B. Borrower and Bank desire to amend the Agreement, but subject to the terms and conditions of this First Amendment.


                                   AGREEMENT:

        In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2. AMENDMENTS TO THE AGREEMENT.

        (a) Section 4.6 (Consolidated Quick Ratio) of the Agreement is hereby amended to read in full as follows:

        "4.6 CONSOLIDATED QUICK RATIO. Borrower shall not permit the ratio of
(a) the sum of cash, Cash Equivalents and accounts receivable, in each case for THQ and its subsidiaries (including Borrower), to (b) the consolidated current liabilities of THQ and its subsidiaries (including Borrower) (including advances to THQ made under the Clean Advance Line of the THQ Agreement and outstanding at such time) to be less than 1.00:1.00 as at the end of any fiscal quarter. As used herein, the term 'Cash Equivalents' shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having a long-term unsecured debt rating of at least A or the equivalent thereof from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P"), (iii) commercial paper issued by any corporation organized under the laws of any state of the United States of America having a rating of at least A-or the equivalent thereof from S&P or at least P-1 or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's") and (iv) investments in money market funds substantially all of which are comprised of securities of the types described in clauses (I) through (iii) hereinabove."

        (b) Section 4.8 (Consolidated Total Liabilities to Consolidated Shareholders' Equity) of the Agreement is hereby amended to read in full as follows:

      "4.8 CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED SHAREHOLDERS EQUITY. Borrower shall cause THQ and its subsidiaries (including Borrower) to maintain a ratio of Consolidated Total Liabilities to Consolidated Shareholders' Equity of not greater than (a) 1.10:1.00 as at the end of fiscal year ended December 31, 1998 and (b) 1.00:1.00 as at the end of each fiscal quarter thereafter. As used in this Agreement, 'Consolidated Total Liabilities' shall mean the consolidated total liabilities of THQ and its subsidiaries (including Borrower), as determined in accordance with generally accepted accounting principles, as shown on the liability side of the consolidated balance sheet of THQ and its subsidiaries (including Borrower)."
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3. EFFECTIVENESS OF THIS FIRST AMENDMENT. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

        (a) A counterpart of this First Amendment, duly executed by Borrower;
and

        (b) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4. RATIFICATION. Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

        (a) Each of the representations and warranties contained in the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

        (b) The execution, delivery and performance of this First Amendment and any other instruments or documents in connection herewith are within Borrower's corporate power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; and

        (c) No event has occurred and is continuing or would result from this First Amendment which constitutes or would constitute an Event of Default under the Agreement.

6. GOVERNING LAW. This First Amendment and all other instruments or documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7. COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

T.HQ INTERNATIONAL, LTD.


By:  /s/ BRIAN J. FARRELL
   ----------------------------------

Title:  President and CEO
      -------------------------------

By: /s/ FRED A. GYSI
   ----------------------------------

Title:  VP of Finance and
        Administration and CFO
      -------------------------------


UNION BANK OF CALIFORNIA, N.A.


By:  /s/ ANN FORBES
   ----------------------------------
        Ann Forbes
Title:  Vice President
      -------------------------------